UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2011

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	20-8365999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Harrison Street, Suite 315A, Hoboken, New Jersey 07030
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 1-800-689-3939

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information required by this item is included under Item 1.01 of this current report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

On February 2, 2011 we terminated our consultant services agreement with Genesis BioPharma Group, LLC, a corporation that was providing us with clinical development  services.  Consideration for terminating the agreement is a payment of $45,000.

Item 3.02 Unregistered Sales of Equity Securities.

On February 1, 2011 we entered into subscription agreements with five investors and issued 61,014 units of our securities at a purchase price of US $3.75 per unit for gross proceeds of US$228,800.  Each unit consists of one share of our common stock and one-half of one share purchase warrant.  Each whole share purchase warrant entitles the holder to purchase one share of our common stock at a purchase price of US$5.25 per share for a period of 18 months.  A finders fee of 10% of the proceeds is being paid to three offshore finders.

We issued the units to five non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 1, 2011, we entered into a consulting agreement with Harvey Lalach, pursuant to which Mr. Lalach will continue to provide executive services including, but not limited to acting as our President, Chief Operating Officer, Secretary and Director.  As consideration for the performance of the consulting services under the agreement, we agreed to pay Mr. Lalach the sum of US$150,000 per annum for the duration of the agreement, and we will reimburse Mr. Lalach all reasonable expenses.

The agreement is for a two year period unless terminated by either party with 30 days advance written notice to the other party.

Please review the consulting agreement, filed as Exhibit 10.4 to this current report on Form 8-K, for a complete description of all of its terms and conditions.

For the past 22 years Mr. Lalach has been involved in various aspects of the securities industry. From 1986 through to 1997 he was involved in various roles in financial institutions starting at the Vancouver Stock Exchange and later working in securities related roles for BMO Nesbitt Burns and TD Bank and for the past 10 years Mr. Lalach has focused on the operation and administration of numerous start-up US and Canadian public companies serving as both director and officer in various capacities. Most recently Mr. Lalach served as President and CEO for Assure Energy, Inc. (OTCBB: ASUR) and Quarry Oil & Gas Corp. (TSXV: QUC). Throughout his career, Mr. Lalach has gained extensive experience in the management and governance of listed public companies.

Effective February 1, 2011, we entered into a consulting agreement with Dr. Angelos Stergiou, pursuant to which Dr. Stergiou will act as our Vice President, Clinical Development & Medical Affairs.  As consideration for the performance of the consulting services under the agreement, we agreed to pay Dr. Stergiou the following consideration:

(a)	a cash payment of $130,000 per annum payable monthly;

(b)	reimbursement of all reasonable expenses associated with discharging his duties;

(c)	the grant of 400,000 common share purchase options exercisable at $4.28 per share for a period of 5 years, and shall vest in quarterly instalments subject to achieving certain milestones.

(d)	an additional 50,000 to 100,000 stock options as a bonus for meeting certain internal criteria.

The agreement is for a two year period unless terminated by either party with 30 days advance written notice to the other party.

Please review the consulting agreement, filed as Exhibit 10.5 to this current report on Form 8-K, for a complete description of all of its terms and conditions.

On February 2, 2011, we extended the expiry date of stock options issued to Cameron Durrant, one of our directors, from May 20, 2011 to May 20, 2013.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Form of Subscription Agreement (non-US Purchasers)
10.2	Form of Warrant Certificate (non-US Warrant Holders)
10.3	Termination Agreement dated February 2, 2011 with Genesis BioPharma Group, LLC
10.4	Independent Contractor Agreement with Harvey Lalach dated February 1, 2011
10.5	Independent Contractor Agreement with Dr. Angelos Stergiou dated February 1, 2011
99.1	News release dated February 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Harvey Lalach
Harvey Lalach
President, Chief Operating Officer and Director
Date:  February 4, 2011